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                                                                 EXHIBIT 5.1

                                   Latham & Watkins
                          633 West Fifth Street, Suite 4000
                         Los Angeles, California  90071-2007
                                    (213) 485-1234


                                    July 16, 1998


Dames & Moore Group
911 Wilshire Boulevard
Suite 700
Los Angeles, California  90017

          Re: Registration of 78,496 shares of common stock, par value $.01 per share, pursuant TO REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION NO. 333-51435)

Ladies and Gentlemen:

          In connection with the registration of 78,496 shares of common stock, par value $.01 per share (the "Shares"), of Dames & Moore Group, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on April 30, 1998 (File No. 333-51435), as amended by Amendment No. 1 filed with the Commission on July 16, 1998 (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of

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Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

          Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                        Very truly yours,

                                        /s/ Latham & Watkins

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